UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

DANDRIT BIOTECH USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

DanDrit Biotech USA, Inc.

Stumpedyssevej 17, 2970

Hørsholm, Denmark

(Address of principal executive offices)

+45-39179840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2017, Dandrit Biotech USA, Inc., a Delaware corporation (the “Company”), entered into a Lease Agreement (the “Lease Agreement”) for a term of five years and two months from November 1, 2017 (the “Term”) with Plaza Medical Office Building, LLC, a California Limited Liability Company (the “Landlord”), as landlord, pursuant to which the Company agreed to lease from the Landlord certain premises (the “Leased Premises”) located in Los Angeles.

The Leased Premises consist of approximately 2,325 rentable square feet. The base rent for the Leased Premises increases by 3% each year over the Term, and ranges from approximately $8,718.75 per month for the first year to $10,107.42 per month for the two months of the sixth year. The Company is entitled to $70,800 in tenant improvement allowance in the form of free rent applied over 10 months in equal installments beginning in January of 2018.

The Loan is a long-term debt obligation as defined in Item 303(a)(5)(ii)(A) of Regulation S-K that is material to the Company.

The foregoing description of the Lease Agreement does not purport to be complete. For a complete description of all the terms of the Lease Agreement, please refer to the full text of the Lease Agreement, a copy of which is filed herewith as Exhibit 10.1, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03, and is qualified in its entirety by reference to the full text of the Lease Agreement, a copy of which is filed herewith as Exhibit 10.1, to this Current Report on Form 8-K and incorporated into this Item 2.03 by reference.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Lease Agreement dated November 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANDRIT BIOTECH USA, INC.

Date: November 17, 2017	By:	/s/ Robert Wolfe
	Name:	Robert Wolfe
	Title:	Chief Financial Officer

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